Exhibit 10.1

ARGOS THERAPEUTICS, INC.

STOCK OPTION PLAN

1.	Purpose. The Argos Therapeutics, Inc. Stock Option Plan (the “Plan”) is established to create an additional incentive for key employees, directors and consultants or advisors of Argos Therapeutics, Inc. and any successor corporations thereto (collectively referred to as the “Company”), and any present or future parent and/or subsidiary corporations of such corporation (all of whom along with the Company being individually referred to as a “Participating Company” and collectively referred to as the “Participating Company Group”), to promote the financial success and progress of the Participating Company Group. For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”).

2.	Administration. The Plan shall be administered by the Board of Directors of the Company (the “Board”) and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, other than power to terminate or amend the Plan as provided in Paragraph 12 hereof, subject to the terms of the Plan and any applicable limitations imposed by law. All questions of interpretation of the Plan or of any option granted under the Plan (an “Option”) shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option. Options may be either incentive stock options as defined in Section 422 of the Code (“Incentive Stock Options”) or nonqualified stock options. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

3.	Eligibility. The Options may be granted only to employees (including officers) and directors of the Participating Company Group or to individuals who are rendering services as consultants, advisors or other independent contractors to the Participating Company Group. The Board, in its sole discretion, shall determine which persons shall be granted Options (an “Optionee”). A director of the Company shall be eligible to be granted only a nonqualified stock option unless the director is also an employee of the Company. An individual who is rendering services as a consultant, advisor, or other independent contractor shall be eligible to be granted only a nonqualified stock option. An Optionee may, if otherwise eligible, be granted additional Options.

4.	Shares Subject to Option. Options shall be options for the purchase of the authorized but unissued common stock of the Company (the “Stock”), subject to adjustment as provided in Paragraph 10 below. The maximum number of shares of Stock which may be issued under the Plan shall be two Million three Hundred seventy-one thousand (2,371,219) shares. In the event that any outstanding Option for any reason expires or is terminated or cancelled and/or shares of Stock subject to repurchase are repurchased by the Company, the shares allocable to the unexercised portion of such Option, or such repurchased shares, may again be subject to an Option grant. It is intended that the Plan shall constitute a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act of 1933, as amended (“Rule 701”) and that the Plan shall otherwise be administered in compliance with the requirements of Rule 701. To ensure such compliance, the Board shall maintain a record of shares subject to outstanding Options under the Plan and the exercise price of such Options, plus a record of all shares of Common Stock issued upon the exercise of such Options and the exercise price of such Options.

5.	Time for Granting Options. All Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the shareholders of the Company.

6.	Terms, Conditions and Form of Options. Subject to the provisions of the Plan, the Board shall determine for each Option (which need not be identical) the number of shares of Stock for which the Option is granted, whether the Option is to be treated as an Incentive Stock Option or as a nonqualified stock option and all other terms and conditions of the Option not inconsistent with the Plan. Options granted pursuant to the Plan shall comply with and be subject to the following terms and conditions:

(a)	Option Price. The option price for each Option shall be established in the sole discretion of the Board; provided, however, that (i) the option price per share for an Incentive Stock Option shall be not less than the fair market value of a share of Stock on the date of the granting of the Incentive Stock Option and (ii) the option price per share of an Incentive Stock Option granted to an Optionee who at the time the Incentive Stock Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code (a “Ten Percent Owner Optionee”) shall be not less than one hundred ten percent (110%) of the fair market value of a share of Stock on the date the Option is granted. For this purpose, “fair market value” means the value assigned to the stock for a given day by the Board, as determined pursuant to a reasonable method established by the Board that is consistent with the requirements of Sections 422 and 424 of the Code and the regulations thereunder (which method may be changed from time to time). Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a nonqualified stock option) may be granted by the Board in its discretion with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying with the provisions of Section 424(a) of the Code. Nothing hereinabove shall require that any such assumption or modification will result in the Option having the same characteristics, attributes or tax treatment as the Option for which it is substituted.

(b)	Exercise Period of Options. The Board shall have the power to set the time or times within which each Option shall be exercisable or the event or events upon the occurrence of which all or a portion of each Option shall be exercisable and the term of each Option; provided, however, that (i) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years after the date such Incentive Stock Option is granted, (ii) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the date such Incentive Stock Option is granted and (iii) no Incentive Stock Option shall be exercisable after the date the Optionee’s employment with the Participating Company Group is terminated for cause (as determined in the sole discretion of the Board); and provided, further, an Option shall terminate and cease to be exercisable no later than three (3) months after the date on which the Optionee terminates employment with the Participating Company Group, unless the Optionee’s employment with the Participating Company Group shall have terminated as a result of the Optionee’s death or disability (within the meaning of Section 22(e)(3) of the Code), in which event the Option shall terminate and cease to be exercisable no later than twelve (12) months from the date on which the Optionee’s employment terminated. For this purpose, an Optionee’s employment shall be deemed to have terminated on account of death if the Optionee dies within three (3) months following the Optionee’s termination of employment.

(c)	Payment of Option Price. Payment of the option price for the number of shares of Stock being purchased pursuant to any Option shall be made in cash, by check, cash equivalent or in any other form as may be permitted by the Board in its discretion.

(d)	$100,000 Limitation. The aggregate fair market value, determined as of the date on which an Incentive Stock Option is granted, of the shares of Stock with respect to which incentive stock options (determined without regard to this subparagraph) are first exercisable during any calendar year (under this Plan or under any other plan of the Participating Company Group) by any Optionee shall not exceed $100,000. If such limitation would be exceeded with respect to an Optionee for a calendar year, the Incentive Stock Option shall be deemed a nonqualified stock option to the extent of such excess.

7.	Standard Form of Stock Option Agreement. All Options shall be evidenced by a written award agreement substantially in the form of the nonqualified stock option agreement attached hereto as Exhibit A or the incentive stock option award agreement attached hereto as Exhibit B, as applicable, both of which are incorporated herein by reference (the “Standard Option Agreements”).

8.	Transfer of Control. Upon a merger, consolidation, corporate reorganization, or any transaction in which all or substantially all of the assets or stock of the Company are sold, leased, transferred or otherwise disposed of (other than a mere reincorporation transaction or one in which the holders of capital stock of the Company immediately prior to such merger or consolidations continue to hold at least a majority of the voting power of the surviving corporation) (a “Transfer of Control”), then any unexercisable portion of an outstanding Option shall become immediately exercisable as of a date prior to the Transfer of Control, which date shall be determined by the Board. The exercise of any Option that was permissible solely by reason of this Paragraph 8 shall be conditioned upon the consummation of the Transfer of Control. The Board may further elect, in its sole discretion, to provide that any Options which became exercisable solely by reason of this Paragraph 8 and which are not exercised as of the date of the Transfer of Control shall terminate effective as of the date of the Transfer of Control. Notwithstanding the foregoing, an outstanding Option shall not so accelerate if and to the extent: (i) such Option is, in connection with a Transfer of Control, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such Option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Option at the time of such Transfer of Control and provides for subsequent payout in accordance with the same vesting schedule applicable to such Option or (iii) the acceleration of such Option is subject to other limitations imposed by the Board at the time of the grant of the Option. The determination of option comparability under clause (i) above shall be made by the Board, and its determination shall be final, binding and conclusive.

9.	Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of the Standard Option Agreements either in connection with the grant of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of such revised or amended standard form or forms of stock option agreement shall be in accordance with the terms of the Plan. Such authority shall include, but not by way of limitation, the authority to grant Options which are not immediately exercisable.

10.	Effect of Change in Stock Subject to Plan. The Board shall make appropriate adjustments in the number and class of shares of Stock subject to the Plan and to any outstanding Options and in the option price of any outstanding Options in the event of a stock dividend, stock split, reverse stock split, combination, reclassification or like change in the capital structure of the Company.

11.	Options Non-Transferable. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

12.	Termination or Amendment of Plan. The Board may terminate or amend the Plan at any time; provided however, that without the approval of the Company’s shareholders, there shall be (a) no increase in the total number of shares of Stock covered by the Plan (except by operation of the provisions of Paragraph 10 above), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no extension of the period during which Incentive Stock Options may be granted beyond the date which is ten (10) years following the date the Plan is adopted by the Company or the date the Plan is approved by the shareholders of the Company. In any event, no amendment may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option.

13.	Miscellaneous

(a)	Nothing in this Plan or any Option granted hereunder shall confer upon any Optionee any right to continue in the employ of the Participating Company Group, or to serve as a director thereof, or interfere in any way with the right of a Participating Company to terminate his or her employment at any time. Unless specifically provided otherwise, no grant of an Option shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of a Participating Company for the benefit of its employees unless the Participating Company shall determine otherwise. No Optionee shall have any claim to an Option until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Board, be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as otherwise provided by the Committee.

(b)	The Plan and the grant of Options hereunder shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required.

(c)	The terms of the Plan shall be binding upon the Company, and its successors and assigns.

(d)	This Plan and all actions taken hereunder shall be governed by the laws of the State of North Carolina.

(e)	With respect to any payments not yet made to a Optionee by the Company, nothing contained herein shall give any such Optionee any rights that are greater than those of a general creditor of the Company.

(f)	If any provision of this Plan or a Standard Option Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Standard Option Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Standard Option Agreement, it shall be stricken and the remainder of the Plan or the Standard Option Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Plan was duly adopted by the Board of Directors of the Company on the 7th day of December, 1999.

ARGOS THERAPEUTICS, INC.

By:	/s/ Fred D. Hutchison
Fred Hutchison, Assistant Secretary

FIRST AMENDMENT

OF Argos Therapeutics, Inc.

STOCK OPTION PLAN

THIS FIRST AMENDMENT of Argos Therapeutics, Inc. Stock Option Plan is dated as of April 10, 2001.

WHEREAS, the Board of Directors of Argos Therapeutics, Inc. (the “Company”) has adopted and the stockholders of the Company have approved the Argos Therapeutics, Inc. Stock Option Plan (the “Plan”); and

WHEREAS, the Board of Directors deems it to be in the best interest of the Company to amend the Plan in order to increase the maximum number of shares of common stock issuable pursuant to options granted under the Plan from 2,371,219 to 3,470,300.

NOW, THEREFORE, the Plan shall be amended as follows:

1. The second sentence of Paragraph 4 of the Plan shall be deleted in its entirety and the following substituted in lieu thereof:

“The maximum number of shares of Stock which may be issued under the Plan shall be Three Million, Four Hundred Seventy Thousand, Three Hundred (3,470,300) shares.”

2. Except as herein amended, the terms and provisions of the Plan shall remain in full force and effect as originally adopted and approved.

IN WITNESS WHEREOF, the undersigned hereby certifies that this First Amendment was duly adopted by the Board of Directors of the Company as of the 10th day of April, 2001 and by the stockholders of the Company on the 10th day of April, 2001.

ARGOS THERAPEUTICS, INC.
[CORPORATE SEAL]
		By:	/s/ Mark T. Weedon
ATTEST:			Mark T. Weedon
President and CEO
By:	/s/ Fred D. Hutchison
Fred D. Hutchison
Secretary

SECOND AMENDMENT

OF Argos Therapeutics, Inc.

STOCK OPTION PLAN

THIS SECOND AMENDMENT of Argos Therapeutics, Inc. Stock Option Plan is dated as of August 23, 2001.

WHEREAS, the Board of Directors of Argos Therapeutics, Inc. (the “Company”) has adopted and the stockholders of the Company have approved the Argos Therapeutics, Inc. Stock Option Plan (the “Plan”); and

WHEREAS, the Board of Directors deems it to be in the best interest of the Company to amend the Plan in order to increase the maximum number of shares of common stock issuable pursuant to options granted under the Plan from 3,470,300 to 6,773,725.

NOW, THEREFORE, the Plan shall be amended as follows:

1. The second sentence of Paragraph 4 of the Plan shall be deleted in its entirety and the following substituted in lieu thereof:

“The maximum number of shares of Stock which may be issued under the Plan shall be Six Million Seven Hundred Seventy Three Thousand Seven Hundred Twenty Five (6,773,725) shares.”

2. Except as herein amended, the terms and provisions of the Plan shall remain in full force and effect as originally adopted and approved.

IN WITNESS WHEREOF, the undersigned hereby certifies that this Second Amendment was duly adopted by the Board of Directors of the Company as of the 23rd day of August, 2001 and by the stockholders of the Company on the 29th day of October, 2001.

ARGOS THERAPEUTICS, INC.
[CORPORATE SEAL]
	By:	/s/ William N. Wofford
William N. Wofford
Assistant Secretary

THIRD AMENDMENT TO

ARGOS THERAPEUTICS, INC.

STOCK OPTION PLAN

THIS THIRD AMENDMENT of Argos Therapeutics, Inc. Stock Option Plan is dated as December 13, 2006.

WHEREAS, the Board of Directors of Argos Therapeutics, Inc., formerly, MERIX Bioscience, Inc. (the “Company”) has adopted and the stockholders of the Company have approved the Argos Therapeutics, Inc. Stock Option Plan, as amended (the “Plan”); and

WHEREAS, the Board of Directors deems it to be in the best interest of the Company to amend the Plan in order to increase the maximum number of shares of common stock issuable pursuant to options granted under the Plan from 6,773,725 to 10,200,000

NOW, THEREFORE, the Plan shall be amended as follows:

1. The second sentence of Paragraph 4 of the Plan shall be deleted in its entirety and the following substituted in lieu thereof:

“The maximum number of shares of Stock which may be issued under the Plan shall be ten million, two hundred thousand (10,200,000) shares.”

2. Except as herein amended, the terms and provisions of the Plan shall remain in full force and effect as originally adopted and approved.

IN WITNESS WHEREOF, the undersigned hereby certifies that this Third Amendment was duly adopted by the Board of Directors of the Company as of the 13th day of December, 2006 and by the stockholders of the Company on the 15th day of January, 2007.

ARGOS THERAPEUTICS, INC.
[CORPORATE SEAL]
By:
William N. Wofford
Assistant Secretary